U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                       December 2, 2002 (August 31, 2002)

                              AMERICAN TISSUE INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    22-360876
  (State or jurisdiction of             (I.R.S. Employer Identification Number)
incorporation or organization)

                                    333-88017
                            (Commission File Number)

                  135 Engineers Road, Hauppauge, New York 11788
               (Address of principal executive offices) (Zip Code)

                  Registrant's telephone number: (631) 435-9000

                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 5. Other Events.

     As previously reported, the registrant and its domestic subsidiaries have filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The registrant and its domestic subsidiaries are currently operating as debtors-in-possession under the supervision of the Bankruptcy Court.

     Under applicable bankruptcy requirements, the registrant files monthly operating reports ("MORs") with the Bankruptcy Court. In accordance with the general guidance provided by Exchange Act Release No. 9660 and Commission Staff Legal Bulletin No. 2, the registrant has elected to cease filing quarterly and annual reports with the Commission, and instead file MORs as exhibits to current reports on Form 8-K.

     The registrant has filed the following MORs with the Bankruptcy Court: the MOR for the month of August 2002 on November 15, 2002 and the MOR for the month of September 2002 on November 20, 2002. Copies of these MORs are attached to this report as Exhibit 99.1 and incorporated in this report by reference.*

          THE MORS FILED WITH THIS REPORT CONTAIN FINANCIAL STATEMENTS AND INFORMATION THAT HAVE NOT BEEN AUDITIED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

----------
     *The debtor-in-possession bank statements attached to the MORs are not included as part of Exhibit 99.1, but are available at the office of the U.S. Trustee and the Bankruptcy Court. In addition, the registrant undertakes to furnish a copy of any such omitted attachment to the Commission upon its request.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired: Not applicable

     (b)  Pro Forma Financial Information: Not applicable

     (c)  Exhibits:

          Exhibit 99.1

          A.   MOR for the period August 1, 2002 - August 31, 2002
          B.   MOR for the period September 1, 2002 - September 30, 2002

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   AMERICAN TISSUE INC.


Dated: December 2, 2002                           By:     /s/Larry A. Ford
                                                          ----------------------
                                                   Name:  Larry A. Ford
                                                   Title: Director